Exhibit 99.1

Contact:
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(502) 627-7475

PHARMERICA REPORTS RESULTS FOR THE THIRD QUARTER OF 2009
AND NINE MONTHS ENDED SEPTEMBER 30, 2009

COMPANY ALSO UPDATES 2009 EARNINGS GUIDANCE

LOUISVILLE, Kentucky (October 29, 2009) – PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy and hospital pharmacy management services, today reported the results of its third quarter of 2009 and nine months ended September 30, 2009.

➢	Third Quarter Highlights (Comparison of Third Quarters Ended September 30, 2009 and 2008):

●
Net Income increased to $14.6 million, or $0.48 diluted earnings per share, from $4.3 million, or $0.14 diluted earnings per share.  Excluding a $4.5 million favorable income tax adjustment, or $0.15 diluted effect on earnings per share, net income increased 135%

●	Integration, Merger and Acquisition Related Costs and Other Charges were $0.9 million, or $0.02 diluted effect on earnings per share

●	Adjusted EBITDA increased to $26.6 million from $25.1 million, or 6.0%

●	Revenues declined 5.2% to $461.0 million from $486.2 million, reflecting an increase in the Generic Dispensing Rate from 71.3% to 74.5%

●	Cash Flow Provided by Operating Activities was $16.9 million vs. $17.5 million

●	The Company completed an acquisition during the third quarter

➢	Year to Date Highlights (Comparison of Nine Months Ended September 30, 2009 and 2008):

●
Net Income increased to $32.0 million, or $1.05 diluted earnings per share, from $10.5 million, or $0.35 diluted earnings per share.  Excluding a $4.5 million favorable income tax adjustment, or $0.15 diluted effect on earnings per share, net income increased 162%

●	Integration, Merger and Acquisition Related Costs and Other Charges were $3.5 million, or $0.07 diluted effect on earnings per share

●	Adjusted EBITDA increased to $77.6 million from $68.6 million, or 13.1%

●	Revenues declined 5.3% to $1,389.8 million from $1,467.6 million, reflecting an increase in the Generic Dispensing Rate from 70.1% to 74.1%

●	Cash Flow Provided by Operating Activities increased to $59.6 million from $41.7 million, or 43%

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PMC Reports Results for the Third Quarter of 2009
   and Nine Months Ended September 30, 2009

October 29, 2009

➢	Fiscal 2009 Guidance Updated:

●	Adjusted EBITDA guidance is confirmed at $100.0 million - $102.5 million

●	Net Income guidance is $37.7 million - $40.3 million (exclusive of the Integration, Merger and Acquisition Related Costs and Other Charges and favorable tax adjustment)

●	Diluted Earnings Per Share guidance is $1.23 - $1.32 (exclusive of the Integration, Merger and Acquisition Related Costs and Other Charges and favorable tax adjustment)

Management Commentary

In commenting on the Company’s results for the quarter, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “We are pleased with our quarterly results.  Despite several challenges during the quarter, we continue to meet our business objectives.  We are making progress in transforming our service model to improve customer service and client retention.  Consistent with our growth strategy, we completed an acquisition that expands our footprint and market share.  Our growth strategy continues to be focused on acquisitions in our core market and scale operating improvements.  Cash flows from operations remain strong.  Increased generic dispensing, while pressuring revenue, has saved our clients approximately $300 million since we went public in August 2007.”

Third Quarter of 2009 and Nine Months Ended September 30, 2009 Summary

➢
Net income for the third quarter of 2009 increased to $14.6 million from $4.3 million in the third quarter of 2008, and net income for the nine months ended September 30, 2009, increased to $32.0 million from $10.5 million in the nine months ended September 30, 2008.  Excluding a $4.5 million favorable tax adjustment, or $0.15 diluted effect on earnings per share, net income increased 134.9% and 161.9% for the three months and nine months ended September 30, 2009, respectively, over the comparable prior year periods.

➢
Diluted earnings per share for the third quarter of 2009 increased to $0.48 from $0.14 for the third quarter of 2008, and diluted earnings per share for the nine months ended September 30, 2009, increased to $1.05 from $0.35 for the nine months ended September 30, 2008.

➢
Net income was favorably impacted by a $4.5 million income tax adjustment related to the release of state net operating loss valuation allowances associated with an internal legal entity restructuring plan.  This adjustment increased diluted earnings per share by $0.15 for both the three and nine months ended September 30, 2009.

➢
Integration, merger and acquisition related costs and other charges were $0.9 million ($0.5 million, net of tax, or $0.02 diluted effect on earnings per share) for the third quarter of 2009 and $3.5 million ($2.1 million, net of tax, or $0.07 diluted effect on earnings per share) for the nine months ended September 30, 2009.

➢
Diluted earnings per share, excluding the integration, merger and acquisition related costs and other charges as well as the favorable income tax adjustment, increased to $0.35 from $0.27, a 29.6% increase over the prior year period, for the third quarter of 2009 and increased to $0.97 from $0.68, a 42.6% increase over the prior year period, for the nine months ended September 30, 2009.

➢
Adjusted EBITDA increased to $26.6 million for the third quarter of 2009 from $25.1 million in the comparable 2008 quarter, a 6% increase.  Adjusted EBITDA for the nine months ended September 30, 2009, increased to $77.6 million from $68.6 million for the nine months ended September 30, 2008, a 13.1% increase.

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PMC Reports Results for the Third Quarter of 2009
   and Nine Months Ended September 30, 2009

October 29, 2009

➢	Adjusted EBITDA Margin improved 40 basis points to 5.6% for the third quarter of 2009 and 90 basis points to 5.6% for the nine months ended September 30, 2009, as compared with the prior year periods.

➢
Revenues for the third quarter of 2009 decreased to $461.0 million from $486.2 million in the third quarter of 2008, and revenues decreased to $1,389.8 million for the nine months ended September 30, 2009, from $1,467.6 million for the nine months ended September 30, 2008.

➢	Prescriptions dispensed were 9.7 million and 29.4 million for the third quarter of 2009 and nine months ended September 30, 2009, respectively.
➢	Revenues were negatively impacted by an approximate 320 basis points increase in the generic dispensing rate in the third quarter of 2009, compared with the comparable 2008 period.

➢
Gross margin decreased to $66.2 million for the third quarter of 2009 from $70.3 million in the comparable 2008 quarter.  Gross margin for the nine months ended September 30, 2009, decreased to $206.4 million from $213.6 million for the nine months ended September 30, 2008.

➢
Gross margins declined 10 basis points to 14.4% for the third quarter of 2009 and improved 30 basis points to 14.9% for the nine months ended September 30, 2009, as compared with the prior year periods.

➢	Gross margins improved year over year as a result of increased generic dispensing and merger and integration synergies from the previous years’ consolidations.

➢
Cash flows from operations decreased to $16.9 million for the third quarter of 2009 from $17.5 million for the third quarter of 2008, a 3.4% decrease, and increased to $59.6 million for the nine months ended September 30, 2009, from $41.7 million for the nine months ended September 30, 2008, a 42.9% increase.

Fiscal 2009 Guidance

Revised fiscal 2009 guidance is as follows:

(in millions, except per share data)	Ranges
Revenues	$1,850.0 - $1,870.0
Adjusted earnings before interest, taxes, depreciation, amortization, integration, merger and acquisition related costs and expenses	$100.0 - $102.5
Depreciation and amortization expense*	$27.0 - $26.0
Interest expense, net*	$9.6 - $9.4
Tax rate*	40.5% - 40.0%
Net income*	$37.7 - $40.3
Diluted earnings per share*	$1.23 - $1.32
Common and common equivalent shares outstanding*	30.6
Capital expenditures*	$17.0

* Reflects revised guidance from previous estimate

The fiscal 2009 guidance above does not consider integration, merger and acquisition related costs and other charges or any other charges the Company may incur, including, but not limited to, the third quarter favorable income tax adjustment, the application of new accounting pronouncements or other non-recurring charges.  Further, it does not include any acquisitions that may occur.

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PMC Reports Results for the Third Quarter of 2009
   and Nine Months Ended September 30, 2009

October 29, 2009

Conference Call

Management will hold a conference call to review the financial results for the third quarter of 2009 and nine months ended September 30, 2009, on October 30, 2009, at 10:00 a.m. ET.  To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com.  To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through November 13, 2009, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 72946706.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company servicing healthcare facilities in the United States.  As of September 30, 2009, PharMerica operated approximately 97 institutional pharmacies in 41 states.  PharMerica’s customers are institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term care providers.  The Company also provides pharmacy management services to long-term care hospitals.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations, the Company’s ability to purchase acquisition targets, and the strength of the Company’s financial performance during 2009.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including current reports on Form 10-Q, filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Third Quarter of 2009
   and Nine Months Ended September 30, 2009

October 29, 2009

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008		2009		2008		2009
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$486.2	100.0%	$461.0	100.0%	$1,467.6	100.0%	$1,389.8	100.0%

Cost of goods sold	415.9	85.5	394.8	85.6	1,254.0	85.4	1,183.4	85.1

Gross profit	70.3	14.5	66.2	14.4	213.6	14.6	206.4	14.9

Selling, general and administrative expenses	50.5	10.4	44.1	9.6	161.8	11.1	142.2	10.2

Amortization expense	1.6	0.3	2.5	0.5	4.8	0.3	6.2	0.5

Integration, merger and acquisition related costs and other charges	7.1	1.5	0.9	0.2	17.8	1.2	3.5	0.3

Operating income	11.1	2.3	18.7	4.1	29.2	2.0	54.5	3.9

Interest expense, net	3.4	0.7	1.9	0.4	10.6	0.7	8.4	0.6

Income before income taxes	7.7	1.6	16.8	3.7	18.6	1.3	46.1	3.3

Provision for income taxes	3.4	0.7	2.2	0.5	8.1	0.6	14.1	1.0

Net income	$4.3	0.9%	$14.6	3.2%	$10.5	0.7%	$32.0	2.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Earnings per common share:
Basic	$0.14	$0.48	$0.35	$1.06
Diluted	$0.14	$0.48	$0.35	$1.05

Shares used in computing earnings per common share:
Basic	30,105,157	30,287,709	30,081,596	30,244,014
Diluted	30,391,484	30,508,342	30,195,009	30,373,255

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PMC Reports Results for the Third Quarter of 2009
   and Nine Months Ended September 30, 2009

October 29, 2009

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	December 31, 2008	September 30, 2009

ASSETS
Current assets:
Cash and cash equivalents	$41.3	$73.8
Accounts receivable, net	219.3	215.3
Inventory	73.4	73.4
Deferred tax assets	24.9	33.0
Prepaids and other assets	16.7	19.4
	375.6	414.9

Equipment and leasehold improvements	97.1	109.9
Accumulated depreciation	(43.1)	(55.4)
	54.0	54.5

Deferred tax assets, net	59.4	33.3
Goodwill	113.7	128.5
Intangible assets, net	73.4	72.3
Other	3.1	2.4
	$679.2	$705.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54.4	$51.1
Salaries, wages and other compensation	36.3	34.6
Other accrued liabilities	12.6	5.5
	103.3	91.2

Long-term debt	240.0	240.0
Other long-term liabilities	16.1	15.5

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued at December 31, 2008 and September 30, 2009	–	–
Common stock, $0.01 par value; 175,000,000 shares authorized; 30,477,558 shares and 30,608,362 shares issued and outstanding as of December 31, 2008 and September 30, 2009, respectively	0.3	0.3
Capital in excess of par value	338.7	343.3
Accumulated other comprehensive loss	(2.8)	–
Retained (deficit) earnings	(16.4)	15.6
	319.8	359.2
	$679.2	$705.9

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PMC Reports Results for the Third Quarter of 2009
   and Nine Months Ended September 30, 2009

October 29, 2009

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Cash flows provided by (used in) operating activities:
Net income	$4.3	$14.6	$10.5	$32.0
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.3	4.5	16.8	13.4
Amortization	1.6	2.5	4.8	6.2
Integration, merger and acquisition related costs and other charges	0.6	–	1.5	0.2
Stock-based compensation	1.4	1.3	3.5	3.2
Amortization of deferred financing fees	0.1	0.1	0.3	0.3
Deferred income taxes	2.8	2.7	6.9	14.3
Loss on disposition of equipment	0.2	–	0.8	0.1
Other	(0.3)	(0.1)	(0.3)	(0.2)
Change in operating assets and liabilities:
Accounts receivable, net	(4.8)	(4.5)	(8.7)	4.2
Inventory and other assets	(1.6)	(2.4)	–	0.1
Prepaids and other assets	0.1	(5.3)	4.5	(2.0)
Accounts payable	8.1	4.8	1.9	(3.0)
Salaries, wages and other compensation	0.9	1.0	(1.6)	(5.0)
Other accrued liabilities	(1.2)	(2.3)	0.8	(4.2)
Net cash provided by operating activities	17.5	16.9	41.7	59.6

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(6.0)	(5.8)	(17.8)	(12.3)
Acquisitions	(4.4)	(15.9)	(4.4)	(15.9)
Cash proceeds from sale of assets	0.1	–	0.3	0.1
Net cash used in investing activities	(10.3)	(21.7)	(21.9)	(28.1)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt and capital lease obligations	–	(0.1)	(10.0)	(0.4)
Issuance of common stock	0.5	1.0	0.7	1.3
Cash contributions received from minority shareholders	–	–	0.1	–
Tax benefit from stock-based compensation	–	–	–	0.1
Net cash provided by (used in) financing activities	0.5	0.9	(9.2)	1.0

Change in cash and cash equivalents	7.7	(3.9)	10.6	32.5
Cash and cash equivalents at beginning of period	34.9	77.7	32.0	41.3
Cash and cash equivalents at end of period	$42.6	$73.8	$42.6	$73.8

Supplemental information:
Cash paid for interest	$3.6	$3.8	$11.1	$10.3
Cash paid for taxes	$0.5	$0.2	$1.4	$1.6

Supplemental schedule of non-cash activities:
Fair value of assets acquired	$–	$–	$(1.4)	$–
Fair value of liabilities assumed or incurred	$–	$–	$(1.4)	$–
Capital lease obligations	$–	$–	$–	$1.8

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PMC Reports Results for the Third Quarter of 2009
   and Nine Months Ended September 30, 2009

October 29, 2009

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

INTEGRATION, MERGER AND ACQUISITION RELATED COSTS AND OTHER CHARGES
(In millions, except per share amounts)

The following is a summary of integration, merger and acquisition related costs and other charges incurred by PharMerica in the third quarter of 2008 and 2009 and nine months ended September 30, 2008 and 2009 (unaudited).

(In millions, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Integration costs and other charges:
Professional and advisory fees	$0.4	$–	$1.5	$–
General and administrative	0.5	0.1	2.6	0.4
Employee costs	2.3	0.2	6.3	1.2
Severance costs	2.0	–	3.7	0.6
Facility costs	1.9	0.1	3.7	0.7
	7.1	0.4	17.8	2.9
Acquisition costs:
Professional and advisory fees	–	0.5	–	0.6
	–	0.5	–	0.6
Total integration, merger, and acquisition related costs and other charges	$7.1	$0.9	$17.8	$3.5
Negative effect on diluted earnings per share	$(0.13)	$(0.02)	$(0.33)	$(0.07)

CUSTOMER LICENSED BEDS UNDER CONTRACT AND PRESCRIPTION DATA

The following is a summary of customer licensed beds under contract and prescription data as of and for the third quarter of 2008 and 2009 and nine months ended September 30, 2008 and 2009 (unaudited).

(In whole numbers, except where indicated)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Customer licensed beds:
Beginning of period	331,299	317,358	337,043	322,376
Additions	4,901	10,549	16,393	23,784
Losses	(10,587)	(10,247)	(27,823)	(28,500)
End of period	325,613	317,660	325,613	317,660

Prescription data:
Prescriptions dispensed (in thousands)	10,044	9,713	30,323	29,447
Revenue per prescription dispensed	$46.95	$46.03	$46.93	$45.74
Gross profit per prescription dispensed	$6.72	$6.64	$6.77	$6.78

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Net income	$4.3	$14.6	$10.5	$32.0
Add:
Interest expense, net	3.4	1.9	10.6	8.4
Integration, merger and acquisition related costs and other charges	7.1	0.9	17.8	3.5
Provision for income taxes	3.4	2.2	8.1	14.1
Depreciation and amortization expense	6.9	7.0	21.6	19.6
Adjusted EBITDA	$25.1	$26.6	$68.6	$77.6
Adjusted EBITDA margin	5.2%	5.6%	4.7%	5.6%

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PMC Reports Results for the Third Quarter of 2009
   and Nine Months Ended September 30, 2009

October 29, 2009

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Diluted earnings per common share	$0.14	$0.48	$0.35	$1.05
Integration, merger and acquisition related costs and other charges	0.13	0.02	0.33	0.07
Impact of tax rate matters	–	(0.15)	–	(0.15)
Adjusted diluted earnings per common share after impact of above items	$0.27	$0.35	$0.68	$0.97

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET OPERATING CASH FLOWS

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Adjusted EBITDA	$25.1	$26.6	$68.6	$77.6
Interest expense, net	(3.4)	(1.9)	(10.6)	(8.4)
Provision for income taxes	(3.4)	(2.2)	(8.1)	(14.1)
Integration, merger and acquisition related costs and other charges	(6.5)	(0.9)	(16.3)	(3.3)
Provision for bad debt	7.2	2.5	17.9	13.2
Stock-based compensation	1.4	1.3	3.5	3.2
Amortization of deferred financing fees	0.1	0.1	0.3	0.3
Deferred income taxes	2.8	2.7	6.9	14.3
Loss on disposition of equipment	0.2	–	0.8	0.1
Other	(0.3)	(0.1)	(0.3)	(0.2)
Changes in assets and liabilities	(5.7)	(11.2)	(21.0)	(23.1)
Net Cash Flows from Operating Activities	$17.5	$16.9	$41.7	$59.6

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues.  PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  Adjusted EBITDA, as defined in the Company’s Credit Agreement, is used in conjunction with PharMerica’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Company’s Credit Agreement, is not the same calculation as this Adjusted EBITDA table.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income are significant components of the accompanying unaudited condensed consolidated income statements, and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses diluted earnings per share, exclusive of integration, merger and acquisition related costs and other charges and the impact of a favorable tax treatment, as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges and benefits in expressing earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Diluted earnings per share, exclusive of integration, merger and acquisition related costs and other charges and the impact of a favorable tax treatment, does not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The integration, merger and acquisition related costs and other charges and the impact of a favorable tax treatment, excluded from the diluted earnings per share are significant components of the accompanying unaudited condensed consolidated income statements, and must be considered in performing a comprehensive assessment of overall financial performance.

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